Press Release 16767 N. Perimeter Drive, Suite 210  Scottsdale, Arizona 85260 Spirit Realty Capital, Inc. Appoints Jay Young as EVP and General Counsel SCOTTSDALE, AZ–April 7, 2016–Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net lease real estate investment trust (REIT) that invests in single-tenant, operationally essential real estate, today announced that it has appointed Mr. Jay Young as Executive Vice President and General Counsel, effective April 25, 2016, reporting to Chairman and CEO, Thomas H. Nolan, Jr. “I am pleased to have Jay join our team,” stated Mr. Nolan. “His expansive knowledge of securities and corporate law predominantly within the Financial Services industry, as well as the REIT industry, further augments our executive leadership team as we expand and improve our position within the net-lease industry.” In his capacity, Mr. Young will focus on corporate governance, securities compliance and financing transactions, utilizing nearly 20 years of in-house experience with four publicly-traded companies. Mr. Young has extensive expertise in corporate and securities law, Exchange Act reporting, equity plan administration, as well as corporate finance, which includes mergers & acquisitions. Most recently, Mr. Young was Senior Vice President and General Counsel of Wingstop, Inc. (NASDAQ: WING), located in Dallas, Texas. He has spent the majority of his career within the Financial Services industry counselling boards and executive management teams. Additional information on Mr. Young can be found in his bio on the Spirit’s website at www.spiritrealty.com. About Spirit Realty Capital Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that invests in and manages a portfolio primarily of single-tenant, operationally essential real estate assets throughout the United States. Single-tenant, operationally essential real estate generally refers to free-standing, commercial real estate facilities where our tenants conduct business activities that are essential to the generation of their sales and profits. Our properties are frequently acquired through strategic sale-leaseback transactions and are predominantly leased on a long-term, triple-net basis to high-quality tenants. Founded in 2003, Spirit is an established net-lease REIT with a proven growth strategy and a seasoned management team focused on producing superior risk adjusted returns. As of December 31, 2015, the Company's undepreciated gross real estate investment portfolio was approximately $8.3 billion, representing investments in 2,629 properties, including 144 properties securing mortgage loans made by the Company. Our properties are leased to 438 tenants who represent 28 diverse industries across 49 states. More information about Spirit Realty Capital can be found on the investor relations section of the Company's website at www.spiritrealty.com. Investor Contact: Mary Jensen Vice President, Investor Relations (480) 315-6604 mjensen@spiritrealty.com Forward-Looking and Cautionary Statements

Press Release 16767 N. Perimeter Drive, Suite 210  Scottsdale, Arizona 85260 This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, risks related to the potential relocation of our corporate headquarters to Dallas, Texas, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.